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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) -- MARCH 21, 1996
                                                    --------------

                                 MONARCH BANCORP
                                 ---------------
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                   0-13551                    95-3863296
        ----------                   -------                    ----------
(Name or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)            File Number)              Identification No.)


30000 TOWN CENTER DRIVE, LAGUNA NIGUEL, CA                         92667
------------------------------------------                         -----
 (Address of principal executive officer)                       (Zip Code)


(Registrants' telephone number, including area code) -- (714) 495-3300
                                                        --------------



                                       NA
                                       --
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

On March 21, 1996, Monarch Bancorp (the "Company") executed an Agreement with Western Bank (the "Bank") in which the Bank would become a wholly-owned subsidiary of the Company. The Agreement provides for the shareholders of the Bank to receive a per share purchase price in cash of $17.25 per share if the Agreement is consummated by September 30, 1996, and $17.50 per share if the Agreement is consummated after September 30, 1996 and by December 31, 1996.

The Agreement is subject to several conditions, including approval of the shareholders of the Bank, completion of the financing for the transaction by the Company, including a Regulation D private placement offering, and regulatory approvals.

Attached as exhibits are the press release and the Agreement.

                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MONARCH BANCORP


Dated:  March 21, 1996                  By:  /s/ E. Lynn Caswell
                                             --------------------------------
                                              E. Lynn Caswell
                                              Chairman of the Board and Chief
                                              Executive Officer